[LETTERHEAD]


                                 March 20, 1997




To Our Shareholders:

     On behalf of the Board of Directors and management of First Shenango Bancorp, Inc. (the "Company"), I cordially invite you to attend the 1997 Annual Meeting of Shareholders to be held at the Company's headquarters, 25 North Mill Street, New Castle, Pennsylvania, on Tuesday, April 22, 1997, at 4:00 p.m. The Company is the parent holding company of First Federal Savings Bank of New Castle. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Meeting. During the Meeting, I will also report on the operations of the Company. Directors and officers of the Company, as well as representatives of Ernst & Young LLP, the Company's independent auditors, will be present to respond to any questions shareholders may have.

     Whether or not you plan to attend the Annual Meeting, please sign and date the enclosed Proxy Card and return it in the accompanying postage-paid return envelope as promptly as possible. YOUR VOTE IS VERY IMPORTANT.

     Your continued support of, and interest in, First Shenango Bancorp, Inc. is appreciated.

                                    Sincerely,


                                    /s/ Francis A. Bonadio
                                    Francis A. Bonadio
                                    President and Chief Executive Officer

                         FIRST SHENANGO BANCORP, INC.
                             25 NORTH MILL STREET
                        NEW CASTLE, PENNSYLVANIA 16101
                                (412) 654-6605
--------------------------------------------------------------------------------
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 22, 1997
--------------------------------------------------------------------------------

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders ("Meeting") of First Shenango Bancorp, Inc. ("Company"), will be held at the Company's headquarters, 25 North Mill Street, New Castle, Pennsylvania on Tuesday, April 22, 1997, at 4:00 p.m. The Meeting is for the purpose of considering and acting upon the following matters:

      1.  The election of three directors of the Company;

      2.  The   ratification  of  the  appointment  of  Ernst  &  Young  LLP  as independent auditors for the Company for the year ending December 31, 1997; and

      3. Such other matters as may properly come before the Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

      Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Shareholders of record at the close of business on February 28, 1997 are the shareholders entitled to vote at the Meeting and any adjournments thereof.

      You are requested to complete and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          /s/ E. Waneata VanKirk
                                          E. WANEATA VANKIRK
                                          SECRETARY
New Castle, Pennsylvania
March 20, 1997


IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

-------------------------------------------------------------------------------
                                 PROXY STATEMENT
-------------------------------------------------------------------------------

                          FIRST SHENANGO BANCORP, INC.
                              25 NORTH MILL STREET
                         NEW CASTLE, PENNSYLVANIA 16101
                                 (412) 654-6605

-------------------------------------------------------------------------------
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 22, 1997
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                     General
-------------------------------------------------------------------------------

      This Proxy Statement is furnished to holders of common stock, $.10 par value per share ("Common Stock") of First Shenango Bancorp, Inc. (the "Company"), the holding company for First Federal Savings Bank of New Castle (the "Savings Bank"). Proxies are being solicited by the Board of Directors of the Company to be used at the Annual Meeting of Shareholders of the Company (the "Meeting") which will be held at the Company's headquarters located at 25 North Mill Street, New Castle, Pennsylvania, on Tuesday, April 22, 1997 at 4:00 p.m. The accompanying Notice of Meeting and this Proxy Statement are being first mailed to shareholders on or about March 20, 1997.


-------------------------------------------------------------------------------
                             Revocability of Proxies
-------------------------------------------------------------------------------

      Shareholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company at the address shown above or by the filing of a later-dated proxy prior to a vote being taken on a particular proposal at the Meeting. A proxy will not be voted if a Shareholder attends the Meeting and votes in person. Proxies solicited by the Board of Directors will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted in favor of the proposals set forth in this Proxy Statement for consideration at the Meeting or any adjournment thereof.


-------------------------------------------------------------------------------
                 Voting Securities and Principal Holders Thereof
-------------------------------------------------------------------------------

      Shareholders of record as of the close of business on February 28, 1997 ("Voting Record Date"), are entitled to one vote for each share of Common Stock then held. As of the Voting Record Date, the Company had 2,058,610 shares of Common Stock issued and outstanding (after deducting an aggregate of 284,488 shares held in treasury).

      As to the election of directors (Proposal I), the proxy card being provided by the Board of Directors enables a shareholder to vote for the election of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

      As to the ratification of auditors (Proposal II), by checking the appropriate box, shareholders may (i) vote "FOR" the ratification; (ii) vote "AGAINST" the ratification; or (iii) "ABSTAIN" with respect to the ratification. Unless otherwise required by law, the ratification of independent auditors shall be determined by a majority of the votes cast affirmatively or negatively, without regard to either (a) broker non-votes or (b) proxies marked "ABSTAIN" as to that matter.

      As to other matters that may properly come before the Meeting, unless otherwise provided in the articles of incorporation or bylaws of the Company or by statute, a majority of those votes cast by shareholders shall be sufficient to pass on a matter.

      The articles of incorporation of the Company provide that in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of Common Stock (the "Limit") be entitled or permitted to vote with respect to the shares held in excess of the Limit and that voting rights may, in certain situations, be reduced below the limit. Beneficial ownership is determined pursuant to Rule 13d-3 of the General Rules and Regulations promulgated pursuant to the Securities Exchange Act of 1934 ("1934 Act"), and includes shares beneficially owned by such person or any of his or her affiliates (as defined in the articles of incorporation) and shares which such person or his or her affiliates have the right to acquire upon the exercise of conversion rights or options and shares as to which such person and his or her affiliates have or share investment or voting power, but shall not include shares beneficially owned by the Savings Bank's Employee Stock Ownership Plan ("ESOP") or directors, officers and employees of the Company or its subsidiaries, or shares that are subject to a revocable proxy and that are not otherwise beneficially owned, or deemed by the Company to be beneficially owned, by such person or his or her affiliates.

      The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote (after subtracting any shares held in excess of the Limit) is necessary to constitute a quorum at the Meeting.

      Persons and groups owning in excess of five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission ("Commission") regarding such ownership pursuant to the 1934 Act. The Company knows of no person or entity, including any "group" as that term is used in
Section 13(d)(3) of the 1934 Act, who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock on the Voting Record Date.

      Information concerning the security ownership of management is included under "Proposal I -- Election of Directors."


-------------------------------------------------------------------------------
            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
-------------------------------------------------------------------------------


      Section 16(a) of the 1934 Act requires the Company's officers and directors, and persons who own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership of the Common Stock, on Forms 3, 4 and 5, with the Securities and Exchange Commission and to provide copies of those Forms 3, 4 and 5 to the Company. The Company is not aware of any beneficial owner, as defined under Section 16(a), of more than ten percent of the Common Stock.

Based upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors were complied with during the year ended December 31, 1996, except for Director R. Joseph Hrach who filed one report, covering one transaction, 13 days late.

-------------------------------------------------------------------------------
                      PROPOSAL I -- ELECTION OF DIRECTORS
-------------------------------------------------------------------------------

      The Company's Board of Directors is presently composed of seven members who are elected for terms of three years, approximately one-third of whom are to be elected annually in accordance with the Bylaws of the Company. The Bylaws of the Company require that approximately one-third of the directors stand for election each year. At this Meeting, three directors will stand for election. Former Director J. Austin Murphy chose not to stand for re-election in 1996 due to relocation from the area. On August 27, 1996 the Board of Directors of the Company appointed R. Joseph Hrach to the Board effective October 8, 1996. Mr. Hrach has been nominated for election to a three year term.

      It is intended that the persons named in the proxies solicited by the Board will vote for the election of the named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

      The following table sets forth each nominee and continuing director's name, age, the year he first became a director of the Company or of the predecessor to the Savings Bank, the year in which his term will expire and the number of shares and percentage of the Company's Common Stock beneficially owned. The following table also sets forth, for all executive officers and directors as a group and for each executive officer listed in the Summary Compensation Table under the caption "Executive Compensation," the number of shares and the percentage of the Company's Common Stock beneficially owned.


                                       Year First             Shares of Common
                                        Elected     Term to   Stock Beneficially        % of
      Name                   Age (1)    Director    Expire    Owned(2)(3)(4)(5)        Class
--------------------------   -------    ---------   -------   ------------------       -----

                       BOARD NOMINEES FOR TERMS TO EXPIRE IN 2000

Francis A. Bonadio........     65         1985       1997        71,523(11)           3.29%

R. Joseph Hrach ..........     48         1996       1997             0(6)(7)            0

Richard E. Rentz, Jr......     53         1986       1997        28,267(7)(12)        1.30

                             DIRECTORS CONTINUING IN OFFICE

William G. Eckles, II.....     71         1966       1999        24,112(7)(8)         1.11

Dale R. Perelman..........     54         1986       1999        27,687(9)            1.27

Ronald P. Bergey..........     58         1984       1998        20,634               0.95

Robert H. Carlson.........     69         1978       1998        26,917(10)           1.24



All executive officers and
  directors as a group
  (9 persons).............                                      238,317(7)           10.97%


                                                      (Footnotes on next page)

(1)  At December 31, 1996.
(2)  At February 28, 1997.
(3) Pursuant to rules promulgated under the 1934 Act, a person or entity is considered to beneficially own shares of Common Stock if he or she directly or indirectly has or shares (1) voting power, which includes the power to vote or to direct the voting of the shares; or (2) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, includes all shares held directly by the named individuals as well as by spouses, minor children in trust and other indirect ownership, over which shares the named individual effectively exercises sole voting and investment power.
(4) Includes 11,873 restricted shares awarded to Mr. Bonadio and 2,710 restricted shares granted to each non-employee director pursuant to the Management and Directors Stock Bonus Plans, which vest over four years at the rate of 25% per year commencing on the first anniversary of the effective date of the Savings Bank's conversion from mutual to stock form on April 5, 1993, for which each recipient possesses sole voting power and no investment power until such shares vest. Mr. Hrach did not become a Director until 1996 and thus did not receive such an award.
(5) Includes shares of Common Stock subject to options granted pursuant to the 1993 Stock Option Plan for which options are exercisable within 60 days of the Voting Record Date.
(6) Excludes 5,000 stock options awarded, but not exercisable within 60 days of the Voting Record Date.
(7) Excludes 108,469 shares of Common Stock (5.27%) held by the ESOP of the Savings Bank for which such non-employee directors (Directors Eckles, Hrach and Rentz) serve as plan trustees and exercise shared voting and investment power. Shares which are unallocated to participating employees (presently 66,370 shares) and shares for which no voting directions are received are voted by the plan trustees. Once allocated to participant accounts, such Common Stock will be voted by the plan trustees as directed by each plan participant as the beneficial owner of such Common Stock. The plan trustees act as fiduciaries within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The individuals serving as plan trustees disclaim beneficial ownership of stock held under the ESOP.
(8) Includes 5,000 shares held in trust by a self-directed IRA account, 2,000 shares held directly by spouse, and 2,570 shares held jointly by spouse, son and daughter.
(9) Includes 10,349 shares held jointly with spouse, and 106 shares held directly by spouse.
(10) Includes 8,650 shares held in trust by a self-directed IRA account.
(11) Includes 10,000 shares held jointly with spouse, 3,200 shares held directly by spouse, 2,035 shares held directly by sons, and 5,795 shares allocated under the ESOP.

      The principal occupation during the past five years of each nominee and director of the Company is set forth below.

     Francis A. Bonadio has served as President and Chief Executive Officer since 1985. Prior to that time, he served as an officer of the Savings Bank from 1976-1985. Mr. Bonadio is on the Board of Directors of the New Castle Community Y, the Jameson Hospital and The Hoyt Institute of Fine Arts.

     Ronald P. Bergey is a Certified Public Accountant and a Professor of Accounting at Westminster College, New Wilmington, Pennsylvania. He also owns and operates a part-time CPA practice in New Wilmington. Mr. Bergey is a member of the Pennsylvania Institute of Certified Public Accountants and the American Institute of Certified Public Accountants.

     Robert H. Carlson is currently retired. Prior to 1990 he was President and Chief Executive Officer of Universal-Rundle Corp., New Castle, Pennsylvania, a plumbing-fixture manufacturer. Mr. Carlson retired from the Board of Directors of the Ohio Edison Company and the Pennsylvania Power Company in 1996. He is currently the Chairman of the Board of St. Francis Hospital in New Castle.

     William G. Eckles, II, currently retired, was the President and Chief Executive Officer of W.G. Eckles Co., New Castle, Pennsylvania, an architectural firm, from 1968 to 1986. Mr. Eckles serves on the Board of Directors of the New Castle Community Y.

     R. Joseph Hrach is the President of the Pennsylvania Power Company ("Penn Power") in New Castle, Pennsylvania, a position he has held since July 1, 1996. Previously he was a Division Manager of the Ohio Edison Company, the parent company of Penn Power.

     Dale R. Perelman is President, Chief Executive Officer and a minority stockholder of King's Jewelry, New Castle, Pennsylvania. Mr. Perelman is the founder of Leadership Lawrence County, President of Jewelers of America and serves on the Board of the Lawrence County Historical Society.

     Richard E. Rentz, Jr. is currently self employed as a computer consultant. Mr. Rentz retired as publisher of the News Company, New Castle, Pennsylvania in 1991.

Meetings and Committees of the Board of Directors
-------------------------------------------------

      The Company's Board of Directors conducts its business through meetings of the Board, through meetings of the Board of the Savings Bank and through activities of the committees of the Savings Bank. During the fiscal year ended December 31, 1996, the Board of Directors of the Company held twelve regular meetings and the Board of Directors of the Savings Bank held twenty-three regular meetings. No director attended fewer than 75% of the total meetings of the Boards of Directors of the Company or Savings Bank and committees on which such director served during the fiscal year ended December 31, 1996.

     The Compensation Committee of the Company consists of Robert H. Carlson - Chairman, William G. Eckles, II and Richard E. Rentz, Jr. The committee reviews the performance of the Savings Bank's officers and employees, and determines compensation programs and adjustments. The Compensation Committee met two times during fiscal 1996.

     The Audit Committee of the Savings Bank consists of Ronald P. Bergey - Chairman, Robert H. Carlson and Dale R. Perelman. The Audit Committee reviews the actions and reports of the internal audit department and the independent auditor. The Committee also provides direction to the internal auditor. The Committee meets as needed. There were three regular meetings in 1996.

      The Company does not have a standing nominating committee. The Board of Directors acted as the nominating committee to nominate directors to serve on the Board. The nominating committee met once during the twelve months ended December 31, 1996. Although the Board acting as the nominating committee will consider nominees recommended by shareholders, it has not actively solicited recommendations from shareholders of the Company. Director nominations by shareholders must be received at the executive office of the Company not less than 60 days prior to the anniversary date of the preceding annual shareholder meeting. The written notice must set forth as of the date of the notice (a) as to each person whom the shareholder proposes to nominate (i) name, age, business address and residence address, (ii) principal occupation or employment, (iii) class and number of shares of Company stock beneficially owned, and (iv) any other information relating to such person that would be required to be disclosed in proxy material pursuant to the proxy rules of the 1934 Act; and (b) as to the shareholder giving the notice (i) the name and address of such shareholder and any other shareholders known by such shareholder to be supporting such nominees and (ii) the class and number of shares of Common Stock which are beneficially owned by such shareholder and, to the extent known, by any other shareholders known by such shareholder to be supporting such nominees.

Directors' Compensation

      During 1996 each non-employee member of the Board of Directors of the Savings Bank received an annual retainer fee of $3,000 plus a fee of $850 per month and the Chairman of the Board received an additional fee of $100 per month. No additional fees are paid for Board committee meetings. For the fiscal year ended December 31, 1996, total fees paid to directors for Board meetings and committee meetings were $74,900. No separate fees are paid for attendance at Board or Board committee meetings of the Company. Additionally, directors received awards of stock options and restricted stock in conjunction with the Savings Bank's mutual-to-stock conversion in 1993.

      During 1996, Director R. Joseph Hrach received options to purchase 5,000 shares of Common Stock. Also during 1996, former Director J. Austin Murphy exercised stock options covering 2,500 shares which resulted in net value realized (fair market value less exercise price) of $26,875. Director Emeritus Albert J. Genkinger exercised stock options covering 2,847 shares which resulted in net value realized of $32,029.

Executive Compensation

      The Company has no full time employees, relying upon employees of the Savings Bank for the limited services required by the Company. All compensation paid to directors, officers and employees is paid by the Savings Bank.

      Summary Compensation Table. The following table sets forth the name of the chief executive officer during the fiscal years ended December 31, 1996, 1995 and 1994. No other executive officer received cash compensation in excess of $100,000 during the fiscal years ended December 31, 1996, 1995 or 1994.

                                                                                     Long Term
                                                                                    Compensation
                                                                   ------------------------------------

                                   Annual Compensation               Awards                     Payouts
-----------------------------------------------------------------  ------------------------     -------
                                                                                 Securities
                                                                   Restricted    Underlying                All Other
Name and                                            Other Annual      Stock       Options/        LTIP     Compensation
Principal Position     Year    Salary     Bonus    Compensation(1)  Award(s)($)    SARs(#)       Payouts       (2)
------------------     ----    ------     -----    ---------------  -----------  ----------      -------   ------------
Francis A. Bonadio     1996   $140,000   $43,550       $ -0-         $ -0-         -0-            $-0-       $63,941
President and CEO      1995   $134,000   $36,180       $ -0-         $ -0-         -0-            $-0-       $67,442
                       1994   $128,000   $34,430       $ -0-         $ -0-         -0-            $-0-       $58,628


------------------------
(1) Does not include the value of certain other benefits, such as pension plans and club membership, which do not exceed 10% of the total salary and bonus of the named executive.
(2)   Indicates  employer  contributions  to the Savings  Bank's  401(K)  Profit
      Sharing  Plan of  $3,289,  $3,394,  and  $3,286  for 1996,  1995 and 1994,
      respectively. Represents value of 1,357 shares, 1,511 and 1,426 shares allocated under the ESOP in 1996, 1995 and 1994 based upon the market price of $22.50, $20.50 and $13.75 as of December 31, 1996, 1995 and 1994,
      respectively. Includes premiums paid on life insurance policy for the benefit of Mr. Bonadio of $1,132, $675 and $645 for 1995, 1994 and 1993,
      respectively. Also includes amounts accrued for the Supplemental Executive Retirement Plan of $28,997, $32,389 and $35,084 for 1996, 1995 and 1994,
      respectively.

Executive Management

The following table sets forth certain information with respect to executive officers of the Company who are not directors of the Company. There are no arrangements or understandings between the Company and any person pursuant to which such person has been appointed an executive officer. No executive officer is related to any other executive officer or director of the Company by blood, marriage or adoption. Officers of the Company are appointed annually by the Board of Directors for one year terms.

      Lonny D. Robinson, CPA, 39, has served as Chief Financial Officer, Vice President and Treasurer of the Company since January, 1993; Chief Financial Officer of the Savings Bank since April, 1995; and Vice President and Treasurer of the Savings Bank since February, 1988; joined the Savings Bank in December, 1984.

      E. Waneata VanKirk, 57, has served as Secretary of the Company and the Savings Bank since April, 1994; Assistant Secretary of the Company from April, 1993 to April, 1994; and Assistant Secretary of the Savings Bank from February, 1988 to April, 1994; joined the Savings Bank in October, 1963.

Board Compensation Committee Report on Executive Compensation
-------------------------------------------------------------

      The Company's Compensation Committee met two times during the fiscal year ended December 31, 1996 to review compensation paid to executive officers and to determine the level of any increases in the salary budget for executive officers to take effect during the following year. The committee reviews various published surveys of compensation paid to executives performing similar duties for depository institutions and their holding companies, with a particular focus on the level of compensation paid by comparable institutions in and around the Savings Bank's market area, including institutions with total assets of between $200 million and $500 million. Although the committee does not set compensation levels for executive officers based on whether particular financial goals have been achieved by the Company, the committee does consider the overall profitability of the Company when making these decisions. With respect to each particular executive officer, his or her contributions to the Company over the past year are also evaluated. For the fiscal year ended December 31, 1996, Francis A. Bonadio, President and Chief Executive Officer, received an increase in salary from $134,000 to $140,000, as disclosed in the Summary Compensation Table.

      Compensation Committee

            Robert H. Carlson, Chairman
            William G. Eckles, II
            Richard E. Rentz, Jr.

      Stock Option Plan. In connection with the Savings Bank's conversion from mutual to stock form in April, 1993 (the "Conversion") and acquisition of the outstanding stock of the Savings Bank by the Company, (the "Reorganization"), the Company's Board of Directors adopted the First Shenango Bancorp, Inc. 1993 Stock Option Plan (the "Option Plan"), which was ratified by shareholders of the Company at the August 1993 meeting of shareholders. Pursuant to the Option Plan, 224,825 shares of Common Stock are reserved for issuance upon exercise of stock options granted or to be granted to officers, directors and key employees of the Company and its subsidiaries from time to time. The purpose of the Option Plan is to provide additional incentive to certain officers, directors and key employees by facilitating their purchase of a stock interest in the Company. The Option Plan, which became effective upon the Reorganization, provides for a term of ten years, after which no awards may be made, unless earlier terminated by the Board of Directors pursuant to the Option Plan. Options to purchase 5,000 shares at an exercise price of $20.75 were granted during 1996.

The following table sets forth additional information concerning options granted under the 1993 Stock Option Plan.


                 OPTION/SAR EXERCISES AND YEAR END VALUE TABLE


        Aggregated Option/SAR Exercises in Last Fiscal Year, and FY-End Option/SAR Value
        --------------------------------------------------------------------------------


                                                                      Number of Securities        Value of Unexercised
                                                                     Underlying Unexercised           In-The-Money
                                                                         Options/SARs                  Options\SARs
                                                                         at FY-End (#)                at FY-End ($)(1)
                                                                     ----------------------       ---------------------
                    Shares Acquired
Name                on Exercise (#)   Value Realized($)(1)      Exercisable(2)/Unexercisable       Exercisable/Unexercisable
----                ---------------   --------------------      ----------------------------       -------------------------
Francis A. Bonadio        -0-                 -0-                       28,103/0                      $351,288/$0


-----------------
(1) Based upon the closing price of the stock as of December 31, 1996, of $22.50 per share.
(2)  Exercisable within 60 days of Voting Record Date.

      Management and Directors Stock Bonus Plans. The Board of Directors of the Savings Bank has adopted two stock bonus plans (the "Management Stock Bonus Plan" and the "Directors Stock Bonus Plan", collectively, the "Stock Bonus Plans" or the "MSBPs") as a method of providing directors, officers, and key employees of the Savings Bank with a proprietary interest in the Company in a manner designed to encourage such persons to remain in the employment or service of the Savings Bank. The Savings Bank has contributed sufficient funds to the MSBP Trusts which enabled the MSBP Trusts to purchase Common Stock representing 3.85% of the aggregate number of shares issued in the Conversion (i.e., 89,930 shares of Common Stock). Awards under the MSBPs were made in recognition of prior and expected future services to the Savings Bank of its directors and executive officers responsible for implementation of the policies adopted by the Board of Directors, the profitable operation of the Savings Bank, and as a means of providing a further retention incentive and direct link between compensation and the profitability of the Savings Bank.

Other Benefits

      Insurance. Full-time employees of the Savings Bank are provided with group plan insurance that covers hospitalization, major medical, dental, long-term disability and life insurance. This insurance is available generally and on the same basis to all full-time employees following completion of approximately three months of employment. The Savings Bank pays the premium for employee coverage. The employee pays the premiums for dependent coverage, if any.

      Pension Plan. The Savings Bank sponsors a tax-qualified defined benefit pension plan (the "Pension Plan"). All full-time employees of the Savings Bank are eligible to participate after one year of service and attainment of age 21. A qualifying employee becomes fully vested in the Pension Plan upon completion of five years of service. The Pension Plan is intended to comply with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Total Savings Bank pension expense for the fiscal years ended December 31, 1996, 1995 and 1994 amounted to $0, $48,637, and $110,058, respectively.

      The Pension Plan provides for monthly payments to each participating employee at normal retirement age (age 65). The annual benefits payable under the Pension Plan are equal to 1.25% of Final Average Compensation ("FAC") as defined in the pension plan, excluding overtime, commission and bonus pay multiplied by years of service. A participant may elect an early retirement at age 55 with 10 years of service, and may elect to receive a reduced monthly benefit. The Pension Plan also provides for payments in the event of disability or death. At December 31, 1996, Mr. Bonadio had 20 years of credited service under the Pension Plan.

      Benefits are payable in the form of various annuity alternatives, including a joint and survivor option, or in a lump-sum amount. The following table shows the estimated annual benefits payable under the Pension Plan based on the respective employee's years of credited service and applicable average annual salary as calculated under the Pension Plan. For the Pension Plan year ended June 30, 1996, the highest permissible annual benefit under the Internal Revenue Code ("Code") is $120,000, as indexed. Benefits under the Pension Plan are not subject to offset for Social Security benefits.


                                             Years of Credited Service
                          -----------------------------------------------------
Salary                      15         20          25         30          35
------                      ---        ---         ---        ---         ---

$ 20,000...............   $ 3,750    $ 5,000     $ 6,250    $ 7,500     $ 8,750

  40,000...............     7,500     10,000      12,500     15,000      17,500

  60,000...............    11,250     15,000      18,750     22,500      26,250

  80,000...............    15,000     20,000      25,000     30,000      35,000

 100,000...............    18,750     25,000      31,250     37,500      43,750

 120,000...............    22,500     30,000      37,500     45,000      52,500

 150,000...............    28,125     37,500      46,875     56,250      65,625

      401(k) Profit Sharing Plan. The Savings Bank sponsors a tax-qualified defined contribution profit sharing plan, ("401(k) Plan"), for the benefit of its employees. Employees become eligible to participate under the Plan after age 18 and completing one year of service. Under the 401(k) Plan, employees may voluntarily elect to defer up to 9% of compensation, not to exceed applicable limits under the Code (i.e., $9,500 in 1996). The first 4% of employee savings is matched by a company contribution of $.50 for each $1.00 of employee contribution. Such matching contributions shall be 100% vested following completion of three years of service. Additionally, the Savings Bank may contribute an annual discretionary contribution to the plan. Such benefits are allocated to participant accounts as a percentage of base compensation of such participant to the base compensation of all participants. Total contributions to the 401(k) Plan by the Savings Bank for all employees for the fiscal years ended December 31, 1996, 1995, and 1994 were $24,089, $21,436, and $21,991, respectively.

      Employee Stock Ownership Plan. The Savings Bank has established an employee stock ownership plan, (the "ESOP"), for the exclusive benefit of participating employees. Participating employees are employees who have completed one year of service with the Savings Bank or its subsidiaries and attained age 21. The ESOP is to be funded by contributions made by the Savings Bank in cash or Common Stock. Benefits may be paid either in shares of Common Stock or in cash. The ESOP borrowed funds from the Company with which to acquire 112,412 shares, or 4.81% of the shares issued in the Conversion. At February 28, 1997, the ESOP held 108,469 shares, or 5.27% of the shares issued and outstanding at that date. Shares purchased with such loan proceeds are held in a suspense account for allocation among participants as the loan is repaid. The Savings Bank anticipates contributing approximately $112,412 annually to the ESOP to meet principal obligations under the ESOP loan, plus applicable interest payments. This loan is expected to be fully repaid in approximately ten years. The Savings Bank contributed $185,848 to the ESOP for the fiscal year ended December 31, 1996.

      The Board of Directors has appointed a committee (the "ESOP Committee") and a board of trustees (the "ESOP Trustees") to administer the ESOP. The ESOP Committee consists of Directors Eckles, Hrach and Rentz, as does the board of trustees. The Board of Directors or the ESOP Committee may instruct the ESOP Trustees regarding investment of funds contributed to the ESOP. The ESOP Trustees must vote all shares allocated to participant accounts held under the ESOP in accordance with the instructions of the participating employees. Unallocated shares and allocated shares for which no timely direction is received will be voted by the ESOP Trustees as directed by the Board of Directors or the ESOP Committee, subject to the ESOP Trustees' fiduciary duties.

      Supplemental Executive Retirement Plan. The Savings Bank has implemented a supplemental executive retirement plan ("SERP") for the benefit of Mr. Francis
A. Bonadio, President. The purpose of the SERP is to furnish Mr. Bonadio with supplemental post-retirement benefits in addition to those which will be provided under the Savings Bank's Pension Plan and other retirement benefits. It is anticipated that benefits payable under the SERP will equal approximately $1,000 per month upon retirement at age 65 for a minimum of 120 months. Payments under the SERP are being accrued for financial reporting purposes during the period of Mr. Bonadio's employment. The SERP is unfunded. All benefits payable under the SERP will be paid from current assets of the Savings Bank. There are no tax consequences to either Mr. Bonadio or the Savings Bank related to the SERP prior to payment of benefits. Upon receipt of payment of benefits, Mr. Bonadio will recognize taxable ordinary income in the amount of such payments received and the Savings Bank will be entitled to recognize a tax-deductible compensation expense at that time. The Company's expenses for 1996, 1995 and 1994 were $28,997, $32,389, and $35,084 offset by deferred taxes of approximately $10,000, $11,000, and $11,000, respectively.

Long Term Incentive Plans

      The Company does not sponsor any long term incentive plans and made no awards or payments under any such plans during the fiscal year ended December 31, 1996.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee of the Company and Savings Bank consists of Robert H. Carlson, Chairman, William G. Eckles, II and Richard E. Rentz, Jr. The committee, which consists of non-employee directors of the Company and Savings Bank, meets annually to review the performance of the Savings Bank's officers and employees, and to determine compensation programs and salary actions for the Savings Bank and its personnel.

      Mr. Carlson's son has outstanding from the Savings Bank a mortgage loan with a 7.375% interest rate. This loan had a balance of $137,014 on December 31, 1996 and the highest balance during 1996 was $140,232. Additional information concerning this loan is provided under "Certain Transactions with Management and Others."

Performance Graph

      The following performance graph is for April 6, 1993 (the first day of trading for the Company's stock) and December 31, 1993, 1994, 1995 and 1996. The performance graph compares the cumulative total shareholder return on the Company's Common Stock with (a) the cumulative total shareholder return on stocks included in the Nasdaq CRSP U.S. index and (b) the cumulative total shareholder return on stocks included in the Nasdaq CRSP Bank index prepared for Nasdaq by the Center for Research of Securities Prices (CRSP) at the University of Chicago. Comparison of the Common Stock with the Nasdaq stock market and bank indices assumes the investment of $1,000 as of the close of trading on April 6, 1993. The cumulative total return for the Company is computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the period.

      There can be no assurance that the Company's future stock performance will be the same or similar to the historical stock performance shown in the graph below. The Company will neither make nor endorse any predictions as to stock performance.

[GRAPHIC OMITTED - PLOTTING POINTS FOLLOW]


                               4/6/93    12/31/93   12/31/94    12/31/95   12/31/96
                              -----------------------------------------------------

Nasdaq CRSP U.S.              1,000.00   1,171.80    1,145.41   1,619.84   1,992.47

Nasdaq CRSP Bank              1,000.00   1,037.26    1,033.48   1,539.23   2,034.80

First Shenango Bancorp, Inc.  1,000.00   1,020.80      936.49   1,425.05   1,597.81



Certain Transactions with Management and Others

       The Savings Bank, like many financial institutions, has followed a policy of granting various types of loans to officers, directors and employees. The loans have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Savings Bank's other customers, and do not involve more than the normal risk of collectibility, nor present other unfavorable  features.  All  loans  by the  Savings  Bank to its  directors  and executive officers are subject to regulations of the Office of Thrift Supervision ("OTS") restricting loans and other transactions with affiliated persons of the Savings Bank. Prior to the enactment of the Financial Institutions Reform, Recovery and Enforcement Act ("FIRREA"), the Savings Bank provided loans to officers and directors and other affiliates at reduced interest rates and fees. The preferential rate on mortgage loans could be no less than the greater of (i) the Savings Bank's cost of funds plus 100 basis points or (ii) the Internal Revenue Service's applicable federal rate. In addition, the Savings Bank routinely waived its points and application fees for affiliate loans. Effective August 9, 1989, FIRREA required that all such loans be made on terms and conditions comparable to those for similar transactions with non-affiliates. The Savings Bank's affiliates must now qualify for any loans on the same terms and conditions that apply to other customers.
Furthermore, loans to an affiliate must be approved in advance by a disinterested majority of the Board of Directors or be within other guidelines established as a result of OTS regulations. Loans to executive officers and directors of the Savings Bank, and their affiliates aggregating $60,000 or more during the twelve months ended December 31, 1996, amounted to $263,242, or 1.14% of the Savings Bank's retained earnings at December 31, 1996.

       The following table sets forth the indebtedness of executive officers, directors, and members of the immediate family of an executive officer or director who are or were indebted to the Savings Bank at any time during the fiscal year ended December 31, 1996 in an amount in excess of $60,000 that was originated prior to August 9, 1989.

                                                                                              Highest
                                                                                  Loan       Prevailing      Balance
                                                                                 Interest    Market Rate   During Year  Balance
                                          Type of   Origination   Original       Rate at         at           Ended        at
      Name                 Affiliation      Loan        Date       Balance       12/31/96    Origination     12/31/96   12/31/96
------------------         -----------    -------   -----------   --------       --------    ------------  -----------  ---------

Robert H. Carlson              (1)        Mortgage    03/03/88    $154,000      7.375%(2)       8.50%        $140,232     $137,014


--------------------------------
(1) Son of Director Robert H. Carlson.
(2) This loan is a variable rate mortgage with an initial interest rate of 8.00%


-------------------------------------------------------------------------------
             PROPOSAL II -- RATIFICATION OF APPOINTMENT OF AUDITORS
-------------------------------------------------------------------------------

       Ernst & Young LLP was the Company's independent auditor for the year ended December 31, 1996. The Board of Directors has renewed the Company's arrangement with Ernst & Young LLP to be its auditor for the year ending December 31, 1997, subject to ratification by the Company's shareholders. A representative of Ernst & Young LLP is expected to be present at the Meeting to respond to shareholders' questions and will have the opportunity to make a statement if he so desires.

       In the event the appointment of Ernst & Young LLP is not ratified by shareholders, the Board of Directors will consider the vote obtained and determine what course of action to take.

       Ratification of the appointment of the auditor requires the affirmative vote of a majority of the votes cast by the shareholders of the Company at the Meeting. The Board of Directors recommends that shareholders vote "FOR" the ratification of the appointment of Ernst & Young LLP as the Company's auditor for the year ending December 31, 1997.


-------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
-------------------------------------------------------------------------------

       The audited financial statements of the Company for its fiscal year ended December 31, 1996, prepared in conformity with generally accepted accounting principles, are included in the Company's 1996 Annual Report to Shareholders, which accompanies this Proxy Statement. Any shareholder who has not received a copy of the Company's 1996 Annual Report to Shareholders may obtain a copy by writing to the Treasurer of the Company. The Annual Report is not to be treated as a part of the Company's proxy solicitation materials or as having been incorporated herein by reference. The Company will provide, without charge, a copy of its Annual Report on Form 10-K to any Shareholder who makes a written request to the Treasurer of the Company.


-------------------------------------------------------------------------------
                                 OTHER MATTERS
-------------------------------------------------------------------------------

       The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement, However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.


-------------------------------------------------------------------------------
                             SHAREHOLDER PROPOSALS
-------------------------------------------------------------------------------

       In order to be considered for inclusion in the Company's proxy materials for the 1997 Annual Meeting of Shareholders for the fiscal year ending December 31, 1997, any shareholder proposal to take action at such meeting must be received at the Company's office at 25 North Mill Street, New Castle, Pennsylvania 16101, no later than November 21, 1997. Any such proposals shall be subject to the requirements of the proxy rules adopted under the 1934 Act.

-------------------------------------------------------------------------------
                                 MISCELLANEOUS
-------------------------------------------------------------------------------


       The cost of  solicitation  of proxies will be borne by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without payment of additional compensation.


                                         BY ORDER OF THE BOARD OF DIRECTORS


                                         /s/ E. Waneata VanKirk
                                         E. WANEATA VANKIRK
                                         SECRETARY

New Castle, Pennsylvania
March 20, 1997

--------------------------------------------------------------------------------
                          FIRST SHENANGO BANCORP, INC.
                              25 NORTH MILL STREET
                         NEW CASTLE, PENNSYLVANIA 16101
                                 (412) 654-6605
                         ANNUAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------------
                                 APRIL 22, 1997
--------------------------------------------------------------------------------

     The undersigned hereby appoints the Board of Directors of First Shenango Bancorp, Inc. ("Company"), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Meeting"), to be held at the Company's main office, 25 North Mill Street, New Castle, Pennsylvania, on Tuesday, April 22, 1997, at 4:00 p.m. and at any and all adjournments thereof, as follows:

                                           VOTE FOR               VOTE WITHHELD
                                           --------               -------------
1.        The election as a director of
          all nominees listed below          |_|                       |_|
          (except as marked below to the
          contrary).

          NOMINEES: Francis A. Bonadio,
          Richard E. Rentz, Jr., R.
          Joseph Hrach



          INSTRUCTIONS: To withhold your vote for any individual nominee, insert that nominee's name on the line provided below.


--------------------------------------------------------------------------------
                                                FOR         AGAINST      ABSTAIN
                                                ---         -------      -------

2.        The ratification of the               |_|           |_|          |_|
          appointment of Ernst & Young
          LLP as auditors of the
          Company for the 1997 fiscal
          year.


     In their discretion, such attorneys and proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournments thereof.

     The Board of Directors recommends a vote "FOR" all of the above listed propositions.

--------------------------------------------------------------------------------
     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
--------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     Should the undersigned be present and elect to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by notifying the Secretary of the Company of his or her decision to terminate this proxy.

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders, a Proxy Statement dated March 20, 1997 and an Annual Report to Stockholders.


                                                  Please check here if you
Dated:                  , 1997              |_|   plan to attend the Meeting.
       -----------------


-----------------------------------------    -----------------------------------
PRINT NAME OF STOCKHOLDER                    PRINT NAME OF STOCKHOLDER

-----------------------------------------    -----------------------------------
SIGNATURE OF STOCKHOLDER                     SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


--------------------------------------------------------------------------------
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                Exchange Act of 1934 (Amendment No.          )


Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement     [ ] Confidential, for use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                          First Shenango Bancorp, Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
  [X]       No fee required
  [ ]       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
            0-11.

      (1) Title of each class of securities to which transaction applies:
-------------------------------------------------------------------------------

      (2) Aggregate number of securities to which transaction applies:
-------------------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):
-------------------------------------------------------------------------------

      (4) Proposed maximum aggregate value of transaction:
-------------------------------------------------------------------------------

      (5)  Total fee paid:
-------------------------------------------------------------------------------

  [ ]   Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount previously paid:
-------------------------------------------------------------------------------

      (2) Form, Schedule or Registration Statement No.:
-------------------------------------------------------------------------------

      (3) Filing Party:
-------------------------------------------------------------------------------

      (4) Date Filed:
-------------------------------------------------------------------------------